Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 26, 2000 included in Intershop Communications Aktiengesellschaft's Registration Statement on Form F-1 (Registration Statement File No. 333-32034) and our report dated March 7, 2001 included in Intershop Communications Aktiengesellschaft's Current Report on Form 6-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN
                                        Wirtschaftsprufungsgesellschaft
                                        Steuerberatungsgesellschaft mbH



                                        Nendza                 Schneider
                                        Wirtschaftsprufer      Wirtschaftsprufer

Hamburg, Germany
May 4, 2001